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                                                                     Exhibit 4.4

                                   May 2, 1997

To:   Sofinov Societe Financiere D'Innovation Inc. ("Sofinov")
      Societe Innovatech Du Grand Montreal ("Innovatech")
      9042-0175 Quebec Inc. ("Quebeco")

Gentlemen:

            This letter agreement will confirm that in connection with and as consideration for the investment of Sofinov today of $7.5 million to purchase initially 500,000 shares of Series C Preferred Stock of H Power Corp., a Delaware corporation (the "Company"), and the concurrent subscription by Sofinov, Innovatech, Quebeco and the Company for common shares (the "Canco Shares") in the capital stock of 3362469 Canada Inc., a body politic duly incorporated under law ("Canco") and the granting by the Company to Sofinov an the date hereof of a Warrant (the "Warrant") to purchase up to an additional 200,000 shares of Common Stock, par value $.001 per share (the "Common Stock"), of the Company, the undersigned (the "Stockholders"), who are holders of Common Stock who own the shares set forth opposite their respective names on Exhibit A hereto (together with any other shares of the Company's Common Stock that the undersigned may hereafter own (the "Shares")), agree to grant to you certain tag-along rights in connection with any sale of the Stockholders' Shares, as follows:

            1. (a) In the event that any of the Stockholders elects to transfer, sell or otherwise dispose of any Shares, in a single transaction, or series of related transactions, aggregating to greater than 50,000 Shares, other than (x) to any Affiliate (as defined below), provided that prior to any such transfer, sale or disposition, such Affiliate expressly agrees to be bound by the same terms as the Stockholders as set forth herein, (y) in connection with a public offering of shares of Common Stock or under Rule 144 under the Securities Act of 1933 or similar rule or regulation permitting public sales without registration, or (z) in connection with a pledge, hypothecation or similar transaction, such Stockholder will, prior to consummating any such transaction, from and after the date hereof and for the period described in Section 2 below (any such non-excluded transaction, a "Transaction"), provide written notice (a "Sale Notice") to each of you of such proposed Transaction, setting forth in reasonable detail the particulars thereof including the proposed price and terms thereof. You shall have a period of 30 days from the date of receipt of a Sale Notice to determine if you desire to participate in such Transaction, on the same terms as the


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selling Stockholder. If you desire to so participate, you shall inform the selling Stockholder of such desire in writing within such 30-day period; in such event, you shall have the right to so participate, on a pro rata basis, based upon the number of shares of Common Stock that each of you then owns, on an as-converted or exchanged basis, including any Shares obtained or obtainable by converting Series C Preferred Stock into Common Stock, any Shares obtained or obtainable as the result of exercising rights under the Warrant and any Shares obtained or obtainable by converting into Common Stock any shares of Series C Preferred Stock received or receivable upon the exchange of any Canco Shares pursuant to the terms of the Stock Exchange Agreement dated the date hereof among the Company, Sofinov, Innovatech and Quebeco, as a percentage of the aggregate shares of Common Stock then owned by the Stockholders and you (i.e., those of you desiring to so participate); and the number of Shares proposed to be sold by such selling Stockholders shall be reduced by up to such amount (at your election) as is necessary to enable you to so participate. In the event that you do not so inform the selling Stockholders within such 30-day period in writing, you shall not have the right to so participate in such Transaction, and the selling Stockholders shall be free to effect such Transaction for a 180-day period thereafter on terms no less favorable to the transferee as set forth in such Sale Notice; thereafter, any such transfer, sale or disposition shall be subject to the provisions hereof.

            (b) Affiliate of any person or entity means any entity controlled, controlling or under common control with such person or entity and includes any partnership or joint venture in which he, she or it is a partner and any trust for which he, she or it is a beneficiary or trustee.

            2. Your rights above shall terminate on the earlier of (x) the date which is four years after the date hereof and (y) the date on which you and your Affiliates, including any governmental body of or controlled by the Government of Quebec, collectively own fewer than 500,000 shares of the Company's Common Stock, on an as-converted basis, including any shares obtained or obtainable by converting Preferred Stock into Common Stock, any Shares obtained or obtainable as the result of exercising rights under the Warrant, and any Shares obtained or obtainable by converting into Common Stock any Preferred Shares received or receivable upon the exchange of any Canco Shares pursuant to the terms of the Stock Exchange Agreement dated the date hereof among the Company, Sofinov, Innovatech and Quebeco.

            3. This letter agreement (a) shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of laws, (b) may not be transferred or assigned by either party hereto to any other person or entity without the prior written consent of the other party, but, subject to the foregoing shall be binding upon the parties' respective successors and assigns and, in the case of the death of any selling Stockholder, such Selling Stockholder's Shares shall pass to his or her estate without restriction, but shall be subject to the provisions above in such estate, and (c) may be executed in counterparts and delivered by facsimile transmission.


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            Please indicate your agreement to the foregoing by signing a copy of this letter agreement where indicated below.

                                Very truly yours,

Agreed to:

Sofinov Societe Financiere D'Innovation Inc.


By: /s/ Denis Dionne
    ----------------
        Name:
        Title:

By: /s/ Marcel Paquette
    -------------------
        Name:
        Title:


Societe Innovatech Du Grand Montreal

By: /s/ Bernard Coupal
    ------------------
        Name:
        Title:


9042-0175 Quebec Inc.

By: /s/ Claude Bergeron
    -------------------

        Name:
        Title:


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              IN WITNESS WHEREOF, the undersigned have executed this Document as of this 2nd day of May, 1997.

                                              H Power Corp.
                                          Common Stockholders:

                                          Revocable Trust for Elise Entman


                                          By: /s/ Gerald Entman
                                              ---------------------------------
                                              Gerald Entman, Trustee


                                          /s/ H. Scott Entman
                                          -------------------------------------
                                          H. Scott Entman


                                          /s/ Brian K. Entman
                                          -------------------------------------
                                          Brian K. Entman


                                          /s/ Frederick Entman
                                          -------------------------------------
                                          Frederick Entman


                                          /s/ Cynthia Rothstein
                                          -------------------------------------
                                          Cynthia Rothstein


                                          /s/ Allan Rothstein
                                          -------------------------------------
                                          Allan Rothstein


                                          /s/ Steven Rothstein
                                          -------------------------------------
                                          Steven Rothstein


                                          /s/ Tammy Rothstein
                                          -------------------------------------
                                          Tammy Rothstein


                                          /s/ Norman Rothstein
                                          -------------------------------------
                                          Norman Rothstein


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